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Accolade, Inc.

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ACCOLADE, INC.
1201 THIRD AVENUE, SUITE 1700
SEATTLE, WA 98101
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 22, 2021
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Accolade, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/ACCD2021. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:
1.
To elect the two nominees for director named herein to the Accolade Board of Directors to hold office until the 2024 Annual Meeting of Stockholders.

2.
To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending February 28, 2022.

3.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/ACCD2021 and entering the 16-digit Control Number included in your proxy card or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 10:00 a.m. local time, on Thursday, July 22, 2021.
The record date for the Annual Meeting is June 21, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on July 22, 2021 at www.virtualshareholdermeeting.com/ACCD2021

The proxy statement and annual report to stockholders are available at www.proxyvote.com.
By Order of the Board of Directors
Richard Eskew
Secretary
Plymouth Meeting, PA
June 25, 2021

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

LETTER FROM OUR CHIEF EXECUTIVE OFFICER
To our shareholders,
Almost one year ago to the day, I wrote a letter that was included in the prospectus for Accolade’s initial public offering. In that letter, I included these words:
We believe that we have an opportunity to build a truly great and enduring business at Accolade on the foundations of our mission-based culture, a tremendous market opportunity, and a sustainable competitive advantage that we intend to grow.
Every day we aspire to be one step closer to that goal. As we reflect on our accomplishments during our first year as a public company, and look ahead to our current fiscal year and beyond, our commitment to our mission is unwavering, the opportunity in front of us has grown materially, and our unique capabilities make us even more differentiated. Our people wake up every day focusing on how to better serve our customers and our members, not simply by doing our jobs better, but by reimagining how healthcare is delivered in this country. To achieve our vision of seeing our members living their healthiest lives, we know the healthcare industry needs to change dramatically, not in small incremental steps.
One other note from last year’s letter:
To truly disrupt an industry, you must be willing to identify and embrace contrarian principles that others may lack the courage to follow.
Accolade was founded more than a decade ago on the simple contrarian principle that in order to improve our members’ lives, we had to engage with all our members, not only the ones in need of immediate care. This approach broke with dozens of years of healthcare system dogma that said “the best way to save cost is to focus on the highest cost patients.” We respectfully disagreed then when all we had was an idea. Today, the argument is moot, because we can point to the empirical data that shows Accolade improving our members’ lives and lowering our customers’ healthcare costs. We have proven, repeatedly, that our model of engagement and long-term relationships with our members drives value, and our customers and the marketplace have taken note. It’s from that foundation of proven leadership that we have continued to seek new ways to add value for our customers and get our members to the right healthcare.
Since our initial public offering in July 2020, we have radically changed the scale and scope of Accolade. In March 2020, our core navigation and advocacy solutions served 54 customers. Managing through a global pandemic, we were confident in our ability to grow 25% while growing our customer base. Despite shifting our entire team to remote work, we delivered against our goals and more. In our fiscal year that ended in February 2021, we grew revenue 29% over the prior fiscal year to $170.4 million, and more than doubled our customer base to 112 customers that collectively purchase access to our solutions for more than 2.1 million members. Just as important as our focus on our members, we also focused on the health and well-being of our own employees. Employee engagement remained strong and even increased among our customer-facing front line care teams, even as Zoom calls became the norm for fostering team building.
In fact, the pandemic only further exacerbated the challenges of navigating healthcare in the United States. Our value proposition was even more tangible as the deficiencies in our current system were laid bare. Through the prism of our mission to serve people, the pandemic created an opportunity to deliver more value, so we didn’t rest. Our innovation engine, powered by a purpose-built technology stack with a deeply differentiated data set, and our incredible care teams delivered new offerings to serve our customers better. Accolade Covid Response Care helped our customers in essential industries get back to work safely. Mental Health Integrated Care, which integrated physical and mental health with our partner, Ginger, helped our customers deal with the exploding mental health crisis in the country.
Our vision of helping people live their healthiest lives has always been broad. So, from the time of our IPO through the end of the year and beyond, we set out to put in place the building blocks to achieve our vision of truly disrupting the healthcare industry. In October, we raised additional capital through a follow-on offering. In January, on the strength of that expanded balance sheet, we announced the acquisition of 2nd.MD, the leading expert medical opinion company. Early market feedback on the acquisition has been extremely positive, which gave us the comfort to execute the next phase of our strategy. In March, we completed a convertible note offering which further strengthened our balance sheet, and then in April, announced the acquisition of PlushCare to add virtual primary care to our solutions. Now, with both of those acquisitions complete, we serve more than 400 customers who provide access to our services for approximately 9 million members, and we are just getting started. The company that invented the navigation and advocacy market is reinventing the market yet again.
Employers want to shift from a world built around serving the needs of the healthcare system to one that is focused on the needs of their employees and their families. Payors want to shift from fee for service pricing and explore value-based and patient-centric models. Yet offerings of this nature for self-insured employers are scarce for a variety of reasons — none more important than the fundamental point that delivery of such a service requires the ability to quantitatively and unequivocally prove that your solution reduces costs while simultaneously improving outcomes. Accolade has built its success on our willingness to put a portion of our fees at risk, requiring us to demonstrate we can deliver measurable results. Aon has completed two robust independent studies of those results and they show how our customers reap the benefits and tangibly reduce costs. Our commitment to this core principle of improving health outcomes while reducing costs is a massive differentiator which separates Accolade from the pack.
Our new capabilities — primary care and expert medical opinion — only further our ability to deliver extraordinary results for the companies and members we serve. Specifically, the primary care physician is the single most critical element of actual healthcare delivery for an individual. By closing the loop from our traditional navigation and advocacy roots to now include services, treatment and delivery, we will deliver better clinical outcomes, dramatically improved well-being across entire employee populations, and more value-based models that further align us to our customers’ and members’ priorities.
From day one, Accolade’s comprehensive offering will change the way care is delivered. Through our history, we have built deep relationships with our members based on trust, member satisfaction and total population engagement. Now, building on that history, we can change the patient experience throughout the entire care journey as we link our front-line care teams, expert specialists and primary care physicians with a comprehensive longitudinal data set. Accolade’s primary care physicians will have a 360-degree view of the member’s healthcare journey. They will understand the member’s benefits plan including which digital programs their employer may have purchased on their behalf. Our teams will coordinate care — and collaborate with — high-quality, brick and mortar (and other virtual) doctors and specialists anywhere in the country using our AI-driven intelligent provider matching capabilities.
And while we believe in a virtual-first approach, we don’t believe virtual primary care will fully replace brick and mortar care. The answer isn’t another walled garden, albeit now a digital one. It’s instead about doing what’s best for the member to get them to the right healthcare, while delivering an exceptional and seamless experience regardless of where members choose or need to get there.
We intend to lead our customers into a world of better health outcomes, reduced costs, and incredible satisfaction for their employees and their families while driving high employee engagement and satisfaction within the care teams delivering our service — achieving what’s called the Quadruple Aim.
To my colleagues at Accolade, I offer a heartfelt thank you for all your efforts this past year. No one needs to restate how challenging the pandemic was for all of us. Your capacity to focus on our members while also taking care of yourself and your families was unmatched. You have helped millions of people live better lives and created a new category that is changing how healthcare works in this country. I am proud to stand with you every day.
And to our shareholders, thank you for the trust and confidence you have shown in us. We remain committed to building a truly great and enduring business at Accolade, and your partnership and counsel remain essential elements to our success.
Sincerely,
Rajeev Singh
Chief Executive Officer and
Chairman of the Board of Directors

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors of Accolade, Inc. (sometimes referred to as the “Company” or “Accolade”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting online to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about June 29, 2021 to all stockholders of record entitled to vote at the annual meeting.
How do I attend the annual meeting?
The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/ACCD2021. You will not be able to attend the annual meeting in person. If you attend the annual meeting online, you will be able to vote and submit questions, at www.virtualshareholdermeeting.com/ACCD2021.
How do we attend the annual meeting?
You are entitled to attend the annual meeting if you were a stockholder as of the close of business on June 21, 2021, the record date, or hold a valid proxy for the meeting. To be admitted to the annual meeting, you will need to visit www.virtualshareholdermeeting.com/ACCD2021 and enter the 16-digit Control Number found next to the label “Control Number” on your proxy card or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/ proxy to vote.
Whether or not you participate in the annual meeting, it is important that you vote your shares.
We encourage you to access the annual meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on July 22, 2021.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will need to visit www.virtualshareholdermeeting.com/ACCD2021 on the day of the annual meeting to contact the operators who will be able to provide your Control Number to you.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the annual meeting.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/ACCD2021. In addition, for the ten days prior to the annual meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning June 21, 2021 and until the meeting, stockholders should access www.virtualshareholdermeeting.com/ACCD2021 on the day of the annual meeting.
For the annual meeting, how do we ask questions of management and the board?
We plan to have a Q&A session at the annual meeting and will include as many stockholder questions as the allotted time permits.

Who can vote at the annual meeting?
Only stockholders of record at the close of business on June 21, 2021, will be entitled to vote at the annual meeting. On the record date, there were 66,037,095 shares of common stock outstanding and entitled to vote.
Stockholder of Record:   Shares Registered in Your Name
If on June 21, 2021, your shares were registered directly in your name with Accolade’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner:   Shares Registered in the Name of a Broker or Bank
If on June 21, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting.
What am I voting on?
There are two matters scheduled for a vote:
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Election of two directors (Proposal 1); and

•
Ratification of selection by the Audit Committee of the Board of Directors of KPMG LLP as independent registered public accounting firm of the Company for its fiscal year ending February 28, 2022 (Proposal 2).

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the ratification of selection of auditors, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record:   Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.
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To vote during the annual meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/ACCD2021. You will need to enter the 16-digit Control Number found on your proxy card, or notice you receive or in the email sending you the Proxy Statement.

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To vote prior to the annual meeting (until 11:59 p.m. Eastern Time on July 21, 2021) you may vote via the Internet at www.virtualshareholdermeeting.com/ACCD2021; by telephone; or by completing and returning their proxy card or voting instruction form, as described below.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on July 21, 2021 to be counted.

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To vote through the internet prior to the meeting, go to www.virtualshareholdermeeting.com/ACCD2021 and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on July 21, 2021 to be counted.

Beneficial Owner:   Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials containing voting instruction from that organization rather than from Accolade. To vote prior to the meeting, simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form. You may access and vote at the meeting by logging in with your Control Number on your voting instruction form at www.virtualshareholdermeeting.com/ACCD2021. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of June 21, 2021.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, through the internet or online at the annual meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, and “For” the ratification of selection by the Audit Committee of the Board of Directors for KPMG LLP as independent registered public accounting firm of the Company for its fiscal year ending February 28, 2022. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of various national and regional securities exchanges, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on the election of either nominee for directors without your instructions, but may vote your shares on the ratification of the selection of KPMG LLP as our independent registered public accounting firm of the Company for its fiscal year ending February 28, 2022 without your instructions.
If you a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record:   Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy through the internet.

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You may send a timely written notice that you are revoking your proxy to Accolade’s Secretary at 1201 Third Avenue, Suite 1700, Seattle, WA 98101.

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You may attend the annual meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.
Beneficial Owner:   Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by April 23, 2022, to Accolade’s Corporate Secretary at 1201 Third Avenue, Suite 1700, Seattle, WA 98101, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify Accolade before April 23, 2022, for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter; provided, however, that if our 2022 Annual

Meeting of Stockholders is held before June 22, 2022 or after August 21, 2022, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2022 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) at the 2022 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary not later than the close of business on April 23, 2022 nor earlier than the close of business on March 24, 2022; provided, however, that if our 2022 Annual Meeting of Stockholders is held before June 22, 2022 or after August 21, 2022, then the proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm, votes “For,” “Against” and abstentions.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
To be approved, Proposal 2 ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending February 28, 2022, must receive “For” votes from the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting virtually or represented by proxy. On the record date, there were 66,037,095 shares outstanding and entitled to vote. Thus, the holders of 66,037,095 shares must be present virtually or represented by proxy at the meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at www.accolade.com.

PROPOSAL 1
ELECTION OF DIRECTORS
Accolade’s Board of Directors ("Board of Directors") is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board of Directors presently has nine members. There are two directors in the class whose term of office expires in 2021. Each of the nominees listed below is currently a director of the Company. Jeff Jordan was appointed to our Board of Directors prior to our initial public offering by the then-current members of the Board of Directors to fill a newly created board seat, and Ms. Kent was appointed to the Board of Directors in January 2021 by the then-current members of the Board of Directors to fill a vacant seat. If elected at the Annual Meeting, each of these nominees would serve until the 2024 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. Because we completed our initial public offering in July 2020, we did not hold an annual meeting of stockholders in 2020.
Name	Age	Director Since	Principal Occupation/ Position Held With the Company
Class I Directors — Nominees for Election at the 2021 Annual Meeting
Mr. Jeffrey Jordan	62	July 2016	Director
Ms. Cindy Kent	52	January 2021	Director
Class II Directors — Continuing in Office Until the 2022 Annual Meeting
Mr. Thomas J. Neff	83	September 2007	Director
Dr. Elizabeth Nabel	69	June 2021	Director
Mr. Jeffrey Brodsky	56	June 2021	Director
Class III Directors — Continuing in Office Until the 2023 Annual Meeting
Mr. Rajeev Singh	53	October 2015	Director, Chief Executive Officer and Chairman of the Board
Mr. Peter Klein	58	September 2019	Lead Independent Director
Ms. Dawn Lepore	67	June 2019	Director
Ms. Patricia Wadors	56	February 2020	Director
Nominees for Election for a Three-year Term Expiring at the 2024 Annual Meeting
Jeffrey Jordan has served as a member of our Board of Directors since July 2016. Mr. Jordan serves as the managing partner of Andreessen Horowitz, a venture capital firm, which he joined as a general partner in 2011. From 2007 to 2011, Mr. Jordan served as the president and chief executive officer of OpenTable Inc., an Internet and mobile services company. From 2004 to 2006, he served as president of PayPal Holdings Inc., an Internet-based payment system then owned by Internet company eBay Inc., and as senior vice president and general manager of eBay from 1999 to 2004. Mr. Jordan currently serves on the board of directors of Pinterest, Inc., a mobile application company. Mr. Jordan holds an M.B.A. from the Stanford University Graduate School of Business and a B.A. from Amherst College. We believe Mr. Jordan is qualified to sit on our Board of Directors due to his experience as an investor and as an officer of technology companies.
Cindy Kent has served as a member of our Board of Directors since January 2021. Since January 2020, Ms. Kent has served as executive vice president and president of Senior Living at Brookdale Senior Living Inc. Ms. Kent served as president and general manager of 3M’s Infection Prevention Division from 2016 to 2018 and president and general manager of 3M’s Drug Delivery Systems Division from 2014 and 2016.

Prior to that, she held senior leadership roles at Medtronic from 2007 to 2013. Ms. Kent has been appointed to serve as a trustee on the Vanderbilt University Board of Trust beginning July 2020. Ms. Kent holds an M.B.A. in marketing and a Master of Divinity from Vanderbilt University and a B.S. in industrial engineering and management sciences from Northwestern University. Ms. Kent also earned a certification in Strategic Finance from the Harvard Business School and is Six Sigma green belt trained. We believe Ms. Kent is qualified to sit on our Board of Directors due to her experience as an executive in the healthcare industry.
The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.
Directors Continuing in Office Until the 2022 Annual Meeting
Thomas J. Neff has served as a member of our Board of Directors since September 2007. Since 1976, Mr. Neff has served in various roles at Spencer Stuart Management Consultants N.A., an executive search consulting firm, currently serving as Spencer Stuart, U.S.’s chairman and previously managing the worldwide firm from 1979 to 1987. Prior to this, Mr. Neff was a consultant with McKinsey & Co Inc., a global consulting firm and was a principal with Booz Allen & Hamilton, a consulting firm. Mr. Neff has served on the boards of directors of ACE Ltd, Hewitt Associates Inc., Exult Inc. and Macmillan Inc., including serving as chairman on certain compensation and corporate governance committees. Mr. Neff holds an M.B.A. from Lehigh University and a B.S. from Lafayette College. We believe Mr. Neff is qualified to sit on our Board of Directors due to his experience in leadership consulting, as well as extensive board and governance experience.
Elizabeth Nabel, M.D. has served as a member of our Board of Directors since June 2021. Since March 1, 2021, Dr. Nabel has served as Executive Vice President for Strategy at ModeX Therapeutics, a biotechnology company focused on immunotherapies for cancer and viral diseases. From 2010 to February 2021, Dr. Nabel served as President of Brigham Health, which includes Brigham Health’s hospitals and physician organizations operating inpatient and outpatient facilities, clinics, primary care health centers, and diagnostic and treatment technologies, research laboratories, and postgraduate medical and scientific education and training programs inclusive of Harvard Medical School’s second largest teaching affiliate. Prior to joining Brigham Health, Dr. Nabel held a variety of roles, including Director, at the National Heart, Lung and Blood Institute at the National Institutes of Health, a federal agency funding research, training and education programs to promote the prevention and treatment of heart, lung and blood diseases, from 1999 to 2009. She is an elected member of the National Academy of Medicine of the National Academy of Sciences. Dr. Nabel holds a B.A. from St. Olaf College, an M.D. from Weill Cornell Medical College and completed her internal medicine and cardiology training at Brigham and Women’s Hospital. We believe Dr. Nabel is qualified to serve on our Board of Directors due to her medical training and experience at a biotechnology company.
Jeffrey Brodsky has served as a member of our Board of Directors since June 2021. Since 1987, Mr. Brodsky has served in various roles at Morgan Stanley, a global financial services firm, including serving as the Chief Human Resources Officer from 2011 to 2021 and currently serves as the Vice Chairman of Morgan Stanley. Mr. Brodsky has also served on various advisory boards, including on the advisory board of directors of the University of Michigan, Stephen M. Ross School of Business from 2014 to 2018.Mr. Brodsky holds a B.S. in accounting from the State University of New York at Binghamton. We believe Mr. Brodsky is qualified to serve on our Board of Directors due to his experience with advising executive management teams.
Directors Continuing in Office Until the 2023 Annual Meeting
Rajeev Singh has served as our chief executive officer and a member of our Board of Directors since October 2015 and has served as our Chairman of the Board of Directors since June 2021. In 1993, Mr. Singh co-founded Concur Technologies, Inc., a business travel and expense management company. Mr. Singh served on Concur’s board of directors from April 2008 until January 2015 and was most recently its president and chief operating officer until it was acquired by SAP SE in 2014. Prior to Concur, Mr. Singh held positions at Ford Motor Company and General Motors Corporation. Mr. Singh currently serves on the board of directors of Avalara Inc., a tax compliance software company, and previously served on the board of directors of Apptio, Inc., a technology business management company. Mr. Singh holds a B.S. from

Western Michigan University. We believe Mr. Singh is qualified to serve on our Board of Directors due to his extensive knowledge of our company, as well as his significant operational and strategic expertise.
Peter Klein has served as a member of our Board of Directors since September 2019 and has served as our lead independent director since June 2021. From January 2014 to June 2014, Mr. Klein served as chief financial officer of William Morris Endeavor Entertainment, LLC, a global sports and entertainment marketing firm. Mr. Klein spent over 11 years in various finance leadership roles at Microsoft Corporation, including serving as chief financial officer from November 2009 until May 2013. Previously, he held senior finance positions with McCaw Cellular Communications, Orca Bay Capital Corporation, Asta Networks Inc. and Homegrocer.com, Inc. Mr. Klein currently serves on the boards of directors of F5 Networks, Inc., a software company, and Denali Therapeutics Inc., a biotechnology company. Mr. Klein previously served on the board of directors of Apptio, Inc., a software company. He holds an M.B.A. from the University of Washington and a B.A. from Yale University. We believe Mr. Klein is qualified to serve on our Board of Directors due to his extensive experience as a senior finance executive, including as the chief financial officer of one of the world’s largest software companies.
Dawn Lepore has served as a member of our Board of Directors since June 2019. Ms. Lepore served as interim chief executive officer of Prosper Marketplace, Inc., an online peer-to-peer lending platform, from March 2012 to January 2013. Ms. Lepore served as chairman and chief executive officer of drugstore.com, inc., an online retailer of health and beauty care products, from October 2004 until its sale to Walgreen Co. in June 2011. Prior to joining drugstore.com, Ms. Lepore held various leadership positions during her 21 years with The Charles Schwab Company. Ms. Lepore currently serves on the boards of directors of RealNetworks, Inc., an Internet streaming media delivery software provider. Ms. Lepore previously served on the boards of directors of AOL Inc. and Quotient Technology Inc., a digital promotion and media platform. Ms. Lepore holds a B.A. from Smith College. We believe Ms. Lepore is qualified to serve on our Board of Directors due to her extensive operational background experience as an executive and director at diverse online consumer, Internet technology and retail companies.
Patricia Wadors has served as a member of our Board of Directors since February 2020. Ms. Wadors has served as the Chief People Officer of Procore Technologies since November 2020. From September 2017 to November 2020, Ms. Wadors served as the Chief Talent Officer of ServiceNow, Inc. From March 2015 to September 2017, Ms. Wadors served as CHRO-SVP, Global Talent Organization at LinkedIn, and from February 2013 to March 2015, as VP, Global Talent Organization at LinkedIn. From April 2010 to February 2013, Ms. Wadors served as Senior Vice President of Human Resources at Plantronics, Inc., a designer, manufacturer and distributor of headsets for business and consumer applications. Prior to Plantronics, she served as Senior Vice President of Human Resources at Yahoo! and as Chief Human Resources Officer at Align Technologies, and she has held senior human resource management positions at Applied Materials, Merck Pharmaceutical, Viacom International, and Calvin Klein Cosmetics. Ms. Wadors holds a B.S. in business management with a concentration in human resources management and a minor in psychology from Ramapo College of New Jersey. We believe Ms. Wadors is qualified to serve on our Board of Directors due to her extensive operational background experience as an executive at diverse online consumer and internet technology companies.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited the Company’s financial statements since 2008. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or virtually or represented by proxy at the annual meeting will be required to ratify the selection of KPMG LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended February 28, 2021 and February 29, 2020 by KPMG LLP the Company’s principal accountant.
	Fiscal Year Ended February 28 (29),
	2021	2020
Audit Fees(1)	$2,380,000	$1,276,822
Audit-related Fees	—	—
Tax Fees(2)	81,170	220,261
All Other Fees	—	—
Total Fees	$2,461,170	$1,497,083

(1)
Includes the aggregate fees paid or payable for professional services rendered for the audits of the Company’s annual consolidated financial statements and the reviews of interim financial information. The fees include services that are normally provided in connection with regulatory filings. The fees for fiscal year 2021 include amounts related to services provided in connection with the Company’s initial public offering in July 2020 and subsequent follow-on offering in October 2020. Fiscal year 2020 fees also include amounts billed for accounting advisory services in connection with the adoption of new accounting standards and specific transactions.

(2)
Includes the aggregate fees billed for tax return compliance, transfer pricing, and tax consultations.

All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, KPMG LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.
The Board of Directors Recommends
A Vote In Favor of Proposal 2.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of The Board of Directors
As required under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that the determinations of the Board of Directors are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that with the exception of Mr. Singh, all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
Board of Directors Leadership Structure
Our nominating and governance committee periodically considers the leadership structure of our Board of Directors and makes such recommendations to our board of directors as our nominating and governance committee deems appropriate. Our corporate governance guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent members of our Board of Directors may designate a “lead independent director.”
Currently, our Board of Directors believes that it is in the best interests of our company and our stockholders for our chief executive officer, Rajeev Singh, to serve as both the Chief Executive Officer and Chairman of the Board of Directors. As Chairman of the Board of Directors, Mr. Singh has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman of the Board of Directors has substantial ability to shape the work of the Board. Because Mr. Singh serves in both roles, our Board of Directors has appointed a lead independent director, Peter Klein. As lead independent director, Mr. Klein provides leadership to the Board of Directors if circumstances arise in which the role of Chief Executive Officer and Chairman of our Board of Directors may be, or may be perceived to be, in conflict, and performs such additional duties as our board of directors may otherwise determine and delegate, including (i) presiding at meetings of our board of directors at which the Chairman of the Board of Directors is not present, (ii) convening meetings of the independent members of our board of directors, and (iii) serving as liaison between our Chairman of the Board of Directors and our independent directors. Our Board of Directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board of Directors, and sound corporate governance policies and practices.
Role of the Board in Risk Oversight
One of the key functions of the Board of Directors is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee typically meets twice annually with the Chief Information Security Officer (CISO) and Chief Compliance Officer (CCO), as well as both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from the CISO and CCO, as well as incidental reports as matters arise. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board of Directors meets with the head of the Company’s risk management group at least annually, and the applicable committees of the Board of Directors meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board of Directors as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible. The Board of Directors has delegated to the lead independent director the responsibility of coordinating between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of the Board of Directors
The Board of Directors met seven times during the last fiscal year. Each member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which she or he served, held during the portion of the last fiscal year for which she or he was a director or committee member.
Information Regarding Committees of the Board of Directors
The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2021 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Mr. J. Michael Cline(1)		X*
Mr. Jeffrey Jordan		X
Ms. Cindy Kent			X
Mr. Peter Klein+	X*
Ms. Dawn Lepore	X		X*
Mr. James C. Madden, V(2)	X
Mr. Thomas Neff	X	X*
Ms. Patricia Wadors			X
Total meetings in fiscal 2021	6	4	5

*
Committee Chairperson

+
Lead Independent Director

(1)
Mr. Cline, a former director, was a member of the Compensation Committee until his resignation from our Board of Directors in June 2021.

(2)
Mr. Madden, a former director, was a member of the Audit Committee until his resignation from our Board of Directors in January 2021.

Below is a description of each committee of the Board of Directors.
The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. Our Audit Committee currently consists of Mr. Klein and Mses. Lepore and Nabel. Mr. Neff served as a member of our Audit Committee during fiscal 2021. The Audit Committee met six times during the fiscal year. Our Board of Directors has determined that each member of the Audit Committee is independent under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act. The chair of our Audit Committee is Mr. Klein. Our Board of Directors has determined that Mr. Klein is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment.
The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
•
helping our board of directors oversee our corporate accounting and financial reporting processes;

•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing related person transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq.
Compensation Committee
Our compensation committee currently consists of Messrs. Neff, Jordan and Brodsky. Mr. Cline served as a member of our compensation committee during fiscal 2021. The compensation committee met four times during year. The chair of our compensation committee is Mr. Neff. Our Board of Directors has determined that each member of the compensation committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•
reviewing and recommending to our board of directors the compensation of our chief executive officer and other executive officers;

•
reviewing and recommending to our board of directors the compensation of our directors;

•
administering our equity incentive plans and other benefit programs;

•
reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and

•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Our compensation committee operates under a written charter that satisfies the applicable listing standards of Nasdaq.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of Mses. Kent, Lepore and Wadors. Mr. Neff served as a member of our nominating and corporate governance committee during fiscal 2021. The chair of our nominating and corporate governance committee is Ms. Lepore. Our Board of Directors has determined that each member of the nominating and corporate governance committee is independent under the listing standards of Nasdaq.
Specific responsibilities of our nominating and corporate governance committee include:
•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;

•
considering and making recommendations to our Board of Directors regarding the composition and chairmanship of the committees of our Board of Ddirectors;

•
developing and making recommendations to our Board of Ddirectors regarding corporate governance guidelines and related matters; and

•
overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors.

Our Nominating and Corporate Governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq.
Stockholder Communications with the Board of Directors
Historically, the Company has not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board of Directors has been excellent. Nevertheless, during the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to the Company’s website.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Investor Relations section of our website at www.accolade.com. In addition, we post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
Our Audit Committee consists of Mr. Klein and Mses. Lepore and Nabel. Our Board of Directors has determined each member of our Audit Committee to be independent under the listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act of 1934, as amended. The Audit Committee was constituted in February 2020. Our Board of Directors has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://ir.accolade.com/corporate-governance/governance-overview. The Board of Directors and the Audit Committee review and assess the adequacy of the charter of the Audit Committee on an annual basis.
The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm.
It is not the duty of the Audit Committee to plan or conduct audits or to prepare our consolidated financial statements. Management is responsible for preparing our consolidated financial statements and has the primary responsibility for assuring their accuracy and completeness, and the independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing their opinion as to the fair presentation of our financial condition, results of operations, and cash flows, in accordance with GAAP. However, the Audit Committee does consult with management and our independent registered public accounting firm prior to the presentation of consolidated financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for the oversight of the independent registered public accounting firm; considering and approving the appointment of and approving all engagements of, and fee arrangements with, our independent registered public accounting firm; and the evaluation of the independence of our independent registered public accounting firm.
In the absence of their possession of information that would give them a reason to believe that such reliance is unwarranted, the members of the Audit Committee rely without independent verification on the information provided to them, and on the representations made, by our management and our independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of our consolidated financial statements are conducted in accordance with auditing standards generally accepted in the United States, or that our consolidated financial statements are presented in accordance with GAAP.
The Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the accounting firm’s independence.
Peter Klein (Chairperson)
Elizabeth Nabel
Dawn Lepore

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our capital stock as of April 30, 2021 for:
•
each of our named executive officers;

•
each of our directors;

•
all of our executive officers and directors as a group; and

•
each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 58,670,773 shares of common stock outstanding as of April 30, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of April 30, 2021. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Accolade, Inc., 1201 Third Avenue, Suite 1700, Seattle, WA 98101.
Name of beneficial owner	Number of shares beneficially owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders:
Entities affiliated with Andreessen Horowitz(1)	5,398,708	9.2%
ARK Investment Management LLC(2)	5,186,209	8.8%
Executive Officers and Directors:
Rajeev Singh(3)	2,671,990	4.4%
Robert Cavanaugh(4)	861,916	1.5%
Stephen Barnes(5)	346,870	0.6%
Jeffrey Jordan	—	*
Cindy Kent	—	*
Peter Klein(6)	10,900	*
Dawn Lepore(7)	12,150	*
Thomas Neff(8)	25,914	*
Patricia Wadors(9)	6,250	*
Elizabeth Nabel	—	*
Jeffrey Brodsky	—	*
All executive officers and directors as a group (12 persons)(10)	6,565,080	10.5%

*
Represents beneficial ownership of less than 1%.

(1)
Consists of: (i) 3,779,620 shares held of record by AH Parallel Fund IV, L.P., for itself and as nominee for AH Parallel Fund IV-A, L.P., AH Parallel Fund IV-B, L.P. and AH Parallel Fund IV-Q, L.P. (collectively, the AH Parallel Fund IV Entities); and (ii) 1,619,088 shares held of record by Andreessen

Horowitz Fund IV, L.P., for itself and as nominee for Andreessen Horowitz Fund IV-A, L.P., Andreessen Horowitz Fund IV-B, L.P. and Andreessen Horowitz Fund IV-Q, L.P. (collectively, the AH Fund IV Entities). AH Equity Partners IV (Parallel), L.L.C. (AH EP IV Parallel) is the general partner of the AH Parallel Fund IV Entities. The managing members of AH EP IV Parallel are Marc Andreessen and Ben Horowitz. AH EP IV Parallel has sole voting and dispositive power with regard to the shares held by the AH Parallel Fund IV Entities. AH Equity Partners IV, L.L.C. (AH EP IV) is the general partner of the AH Fund IV Entities. The managing members of AH EP IV are Marc Andreessen and Ben Horowitz. AH EP IV has sole voting and dispositive power with regard to the shares held by the AH Fund IV Entities. The address for each of these individuals and entities is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(2)
ARK Investment Management LLC reported on its website that it beneficially owned 5,186,209 shares of common stock as of February 19, 2021. The address for ARK Investment Management LLC is 3 East 28th Street, 7th Floor, New York, NY 10016.

(3)
Consists of: (i) 45,900 shares held directly; (ii) 1,974,471 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2021; and (iii) 651,619 shares held by Avanti Holdings, LLC. Mr. Singh is a partner of Avanti Holdings, LLC.

(4)
Consists of: (i) 136,466 shares held directly; and (ii) 725,450 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2021.

(5)
Consists of: (i) 66,006 shares held directly; and (ii) 280,864 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2021.

(6)
Consists of 10,900 shares issuable pursuant to a stock option exercisable within 60 days of April 30, 2021.

(7)
Consists of 12,150 shares issuable pursuant to a stock option exercisable within 60 days of April 30, 2021.

(8)
Consists of: (i) 3,518 shares held of record by Thomas J. Neff Revocable Trust; (ii) 16,832 shares held directly; and (iii) 5,564 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2021. Mr. Neff is trustee of the Thomas J. Neff Revocable Trust.

(9)
Consists of 6,250 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2021.

(10)
Consists of: (i) 2,920,818 shares held by our directors, executive officers, and their affiliated entities; and (ii) 3,644,262 shares issuablepursuant to stock options exercisable within 60 days of April 30, 2021.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on audit committee report on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended February 28, 2021 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of the date of our Annual Meeting. Biographical information with regard to Mr. Singh is presented under “Proposal No. 1 — Election of Directors” in this proxy statement.
Name	Age	Position
Stephen Barnes	50	Chief Financial Officer
Robert Cavanaugh	52	President
Michael Hilton	57	Chief Product Officer
Stephen Barnes has served as our chief financial officer since February 2015. From February 2014 to January 2015, Mr. Barnes served as a managing director at NRG Energy, Inc., an energy company. Mr. Barnes served as president of Energy Plus Holdings LLC, an energy company, from July 2012 to January 2014 after it was acquired by NRG. He served as chief financial officer of Energy Plus from February 2009 to June 2012. Previously, Mr. Barnes served in various roles at Novitas Capital, Voxware, Inc. and KPMG. Mr. Barnes holds an M.B.A. from The Wharton School of the University of Pennsylvania and a B.S. from Villanova University and is also a CPA (inactive).
Robert Cavanaugh has served in a variety of roles with us since November 2015, and is currently serving as our president. From 1999 to April 2015, Mr. Cavanaugh served in various roles at Concur, including serving as president, worldwide enterprise, SMB and government, executive vice president, client development and executive vice president, business development. Mr. Cavanaugh served as an officer in the United States Army Reserve from 1991 to 2000. Mr. Cavanaugh currently serves on the board of directors of Cornerstone OnDemand, Inc., a learning, talent management, and talent experience software provider. Mr. Cavanaugh holds a B.S. from Norwich University.
Michael Hilton served as our chief product officer from November 2015 through February 2021, and is currently our chief innovation officer. Mr. Hilton co-founded Concur and served in various roles from 1993 to January 2015, most recently serving as chief product officer. Prior to Concur, Mr. Hilton served as director of development at Contact Software International, a customer relationship management software company, which was acquired by Symantec Corporation in 1993. Mr. Hilton holds a B.A. from the University of California, Santa Cruz.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table presents all of the compensation awarded to, earned by, or paid to our named executive officers during the fiscal years ended February 28, 2021 and February 29, 2020.
Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($)(1)	Non- Equity Incentive Plan ($)(2)	All Other Compensation ($)(3)	Total ($)
Rajeev Singh Chief Executive Officer	2021	400,000	1,764,000	425,000	3,000	2,592,000
	2020	394,231	2,553,600	194,167	3,000	3,144,998
Robert Cavanaugh President	2021	375,000	1,176,000	328,125	3,000	1,882,125
	2020	372,115	960,000	152,010	3,000	1,487,125
Stephen H. Barnes Chief Financial Officer	2021	360,000	1,176,000	247,600	3,000	1,786,600
	2020	358,846	648,000	115,716	3,000	1,125,562

(1)
Amounts reflect the grant date fair value of option awards granted in the fiscal years ended February 28, 2021 and February 29, 2020, respectively, in accordance with ASC 718. For information regarding assumptions underlying the value of equity awards, see Note 8 to our consolidated financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation,” included in our Annual Report on Form 10-K for the year ended February 28, 2021. These amounts do not necessarily correspond to the actual value that the named executive officers will realize upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2)
Amounts represent the annual performance-based cash bonuses earned by our named executive officers based on the achievement of certain corporate performance objectives and individual performance during the fiscal years ended February 28, 2021 and February 29, 2020, respectively. These amounts were paid to the named executive officers in June 2021 and 2020, respectively. Please see the descriptions of the annual performance bonuses paid to our named executive officers under “Performance Bonuses” below.

(3)
Amounts shown in this column represent matching 401(k) contributions provided to the named executive officers on the same terms as provided to all of our regular full-time employees in the United States. For more information regarding these benefits, see below under “Other Compensation and Benefits.”

Performance Bonuses
We offer our named executive officers the opportunity to earn annual cash incentives to compensate them for attaining short-term company and individual performance goals. Each of Messrs. Singh, Cavanaugh, and Barnes has an annual target bonus that is expressed as a percentage of his annual base salary. The target bonus percentages for our named executive officers for fiscal year 2021 were 85% for Mr. Singh, 70% for Mr. Cavanaugh, and 55% for Mr. Barnes.
Our compensation committee, based upon the recommendation of our Chief Executive Officer, establishes company performance goals each year and, at the completion of the year, determines actual bonus payouts after assessing company performance against these goals and a named executive officer’s individual performance and contributions to the company’s achievements. The calendar company performance goals for Messrs. Singh, Cavanaugh, and Barnes were based on our revenue, new business bookings measured by annual recurring revenue, free cash flow, Adjusted Gross Margin, and member net promotor score.

The actual cash bonuses earned by our named executive officers during fiscal year 2021 are reported under the “Non-Equity Incentive Plan” column of the Summary Compensation Table above. These bonuses were awarded at 125% of the target bonus percentages based upon company and individual performance versus goals. The actual bonuses earned by our named executive officers during fiscal year 2020 are reported under the “Non-Equity Incentive Plan” column of the Summary Compensation Table above and were paid out in the form of option grants in June 2020 at the election of the Board of Directors.
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act.
Other Compensation and Benefits
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Internal Revenue Code of 1986, as amended (Code), limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. We make matching contributions of up to 3% of eligible deferred compensation capped at $3,000 annually for each employee. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
We did not sponsor any nonqualified deferred compensation plans during the fiscal years ended February 28, 2021 or February 29, 2020. Our Board of Directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future, if it determines that doing so is in our best interests.
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal years ended February 28, 2021 or February 29, 2020.
Agreements with Our Named Executive Officers
Rajeev Singh.   In October 2015, we entered into an Employment Agreement with Mr. Singh (the “Singh Employment Agreement”). The Singh Employment Agreement has no specific term, provides for at-will employment and reflects Mr. Singh’s initial annual base salary of $400,000, an initial discretionary target bonus opportunity per year of up to sixty-percent (60%) of the base salary, the terms of his initial stock option grant, and severance benefits upon an involuntary termination, as described below in “ — Potential Payments upon Termination or Change in Control.”
Stephen Barnes.   On December 1, 2014, we entered into a Letter Agreement with Mr. Barnes (the “Barnes Employment Agreement”). The Barnes Employment Agreement has no specific term, provides for at-will employment and reflects Mr. Barnes’s initial annual base salary of $400,000, a one-time bonus payment of $100,000 paid in April 2015, a discretionary target bonus opportunity per year of up to fifty- percent (50%) of the base salary, the terms of his initial stock option grant, and severance benefits upon an involuntary termination, as described below in “ — Potential Payments upon Termination or Change in Control.”
Robert Cavanaugh.   On October 26, 2015, we entered into a Letter Agreement with Mr. Cavanaugh (the “Cavanaugh Employment Agreement”). The Cavanaugh Employment Agreement has no specific term, provides for at-will employment and reflects Mr. Cavanaugh’s current annual base salary of $350,000, a discretionary target bonus opportunity per year of up to fifty-percent (50%) of the base salary, and the terms of his initial stock option grant. The Cavanaugh Employment Agreement does not contain provisions regarding severance benefits.
Potential Payments upon Termination or Change in Control
Regardless of the manner in which service terminates, Mr. Singh is entitled to receive amounts earned during his term of service, including unpaid salary and unused vacation.
Upon an involuntary termination (including due to death or disability), termination without Cause or resignation for Good Reason (each as defined in the Singh Employment Agreement), Mr. Singh is eligible for severance benefits in the form of a payment equal to 12 months of base salary and the acceleration of all outstanding equity awards to the extent such awards would have otherwise become vested if Mr. Singh’s employment had not been terminated for a period of nine months following such termination. Upon termination without Cause or resignation for Good Reason within one-year of a Company Transaction (as defined in the 2007 Plan), Mr. Singh’s outstanding equity awards vest according to the vesting acceleration provisions set forth in the respective award agreements.
Upon an involuntary termination, except a Termination for Cause (as defined in the Barnes Employment Agreement), Mr. Barnes is eligible for severance benefits in the form of (i) continued base compensation and (ii) payment of COBRA premiums, for up to one year from the date of termination or, if earlier, the date Mr. Barnes next becomes employed full-time by another employer. In the event that Mr. Barnes is terminated as a result of an acquisition of the Company, all of Mr. Barnes’ outstanding unvested options shall immediately vest.
Each of our named executive officers’ stock options are subject to the terms of the 2007 Plan and form of share option agreement thereunder. If in connection with certain Company Transactions (as defined in the 2007 Plan), a successor entity (or parent thereof) does not assume or substitute outstanding options under our 2007 Plan prior to the effective date of the Company Transaction, each then outstanding option will become fully vested and exercisable. All outstanding repurchase rights under our 2007 Plan (to the extent there are any) shall be assigned to the successor entity (or parent thereof) in the event of any Company Transaction. If the successor entity (or parent thereof) does not accept such assignment, the outstanding repurchase rights shall terminate automatically, and the shares subject to those terminated rights shall immediately vest in full, upon the consummation of the Company Transaction, unless otherwise precluded by limitations imposed at the time of issuance. A more detailed description of the termination and change in control provisions in the 2007 Plan and awards granted thereunder is provided below under “ — Equity Plans.”
Outstanding Equity Awards at Fiscal Year-End
The following table presents the outstanding equity incentive plan awards held by each named executive officer as of February 28, 2021.
	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(2)	Option Exercise Price Per Share(4)	Option Expiration Date
Rajeev Singh	1,600,000	—(a)	$4.20	10/30/2025
	26,875	3,125(b)	$4.50	7/26/2027
	21,250	8,750(c)	$4.70	5/2/2028
	221,666	310,334(e)	$9.60	6/24/2029
	17,846(3)	—	$17.50	6/16/2030
	—	150,000(f)	$17.50	6/16/2030

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(2)	Option Exercise Price Per Share(4)	Option Expiration Date
Stephen H. Barnes	156,000	—(g)	$4.20	2/1/2025
	14,375	625(d)	$4.20	4/26/2027
	6,020	2,480(c)	$4.70	5/2/2028
	56,250	78,750(e)	$9.60	6/24/2029
	10,635(3)	—	$17.50	6/16/2030
	—	100,000(f)	$17.50	6/16/2030
Robert Cavanaugh	564,750	—(a)	$4.20	10/30/2025
	14,375	625(d)	$4.20	4/26/2027
	6,020	2,480(c)	$4.70	5/2/2028
	83,333	116,667(e)	$9.60	6/24/2029
	13,971(3)	—	$17.50	6/16/2030
	—	100,000(f)	$17.50	6/16/2030

(1)
All of the option awards were granted under the 2007 Plan, the terms of which plan are described below under “ — Equity Plans.”

(2)
The unvested shares are scheduled to vest over a four-year period as follows: 25% of the shares underlying the options vest on the one-year anniversary of the vesting commencement date as detailed below, and thereafter 1/48th of the shares vest each month, subject to continued service with us through each relevant vesting date.

(a)
Vesting commencement date of 10/30/2015.

(b)
Vesting commencement date of 7/26/2017.

(c)
Vesting commencement date of 4/1/2018.

(d)
Vesting commencement date of 4/1/2017.

(e)
Vesting commencement date 6/25/2019.

(f)
Vesting commencement date 6/1/2020.

(g)
Vesting commencement date 2/1/2015.

(3)
The shares were not subject to vesting.

(4)
All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors or compensation committee.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
The following table sets forth information regarding compensation earned by or paid to our non-employee directors during fiscal year ended February 28, 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
J. Michael Cline(3)	—	—	—	—
Senator William H. Frist, M.D.(4)	—	—	101,136	101,136
Jeffrey Jordan	—	—	—	—
Cindy Kent(5)	—	75,000	—	75,000
Peter Klein	—	—	101,136	101,136
Dawn Lepore	—	—	101,136	101,136
James C. Madden, V(6)	—	—	—	—
Thomas Neff	—	—	101,136	101,136
Patricia Wadors	—	—	192,400	192,400
Michael T. Yang(7)	—	—	—	—
Elizabeth Nabel(8)	—	—	—	—
Jeffrey Brodsky(9)	—	—	—	—

(1)
The amounts in this column represent the aggregate award date fair value of awards made during the fiscal year ended February 28, 2021, as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (ASC 718). For these restricted stock unit awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date. The actual value realized by a non-employee director related to restricted stock unit awards will depend on the market value of our common stock on the date the underlying stock is sold following vesting of the awards. As of February 28, 2021, our non-employee directors held restricted stock units for the following number of shares of our common stock: Ms. Kent, 1,360 shares.

(2)
Amounts in this column represent the aggregate grant date fair value of options granted during the fiscal year ended February 28, 2021, as computed in accordance with ASC 718, without regard to estimated forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the value of equity awards, see Note 8 to our consolidated financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation,” included on our Annual Report on Form 10-K for the fiscal year ended February 28, 2021. These amounts do not reflect dollar amounts actually received by our non- employee directors, who will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such options. As of February 28, 2021, our non-employee directors held options to purchase the following number of shares of our common stock: Dr. Frist, 21,350 shares; Mr. Klein, 28,600 shares; Ms. Lepore, 28,600 shares; Mr. Neff, 23,180 shares; and Ms. Wadors, 20,000 shares.

(3)
Mr. Cline resigned from our Board of Directors in June 2021.

(4)
Dr. Frist resigned from our Board of Directors in June 2021.

(5)
Ms. Kent was appointed to our Board of Directors in January 2021.

(6)
Mr. Madden resigned from our Board of Directors in January 2021.

(7)
Mr. Yang resigned from our Board of Directors in January 2021.

(8)
Ms. Nabel was appointed to our Board of Directors in June 2021.

(9)
Mr. Brodsky was appointed to our Board of Directors in June 2021.

Rajeev Singh, our Chief Executive Officer, is also a director but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Singh.
Non-Employee Director Compensation Policy
Our Board of Directors has adopted a non-employee director compensation policy, pursuant to which our non-employee directors are eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors.
Equity Compensation
Initial Grant
Each new non-employee director who joins our Board of Directors will automatically receive a restricted stock unit award for common stock having a value of $130,200 based on the fair market value of the underlying common stock on the date of grant under our 2020 Equity Incentive Plan (2020 Plan), with the $130,200 being prorated based on the number of months from the date of appointment until the next annual meeting of our stockholders. Each initial grant will vest on the earlier of (i) the date of the following annual meeting of our stockholders (or the date immediately prior to the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election) or (ii) the one year anniversary measured from the date of grant, each subject to continued service as a director through each applicable vesting date.
Annual Grant
On the date of each annual meeting of our stockholders, each continuing non-employee director will automatically receive a restricted stock unit award for common stock having a value of $130,200 based on the fair market value of the underlying common stock on the date of grant under our 2020 Plan. Each annual grant will vest on the earlier of (i) the date of the following annual meeting of our stockholders (or the date immediately prior to the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election) or (ii) the one year anniversary measured from the date of grant, each subject to continued service as a director through each applicable vesting date.
Vesting Acceleration
In the event of a change in control (as defined in our 2020 Plan), any unvested portion of an equity award granted under the policy will fully vest immediately prior to the closing of such change of control, subject to the non-employee director’s continuous service with us on the effective date of the change of control.
The calculation of the number of shares of restricted stock units granted under the non-employee director compensation policy will be the closing price of our common stock as reported by Nasdaq on the date of grant.
Cash Compensation
Each non-employee director will receive an annual cash retainer of $86,800 for serving on our Board of Directors, the chairperson of our Board of Directors will receive an additional annual cash retainer of $30,000, and our lead independent director (to the extent applicable) will receive an additional annual cash retainer of $25,000. On an annual basis, a director may elect to receive some or all of the annual cash retainer in the form of additional restricted stock units with an equivalent dollar value at issuance.
The chairperson and members of the three committees of our Board of Directors are entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$20,000	$10,000
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	10,000	5,000
All annual cash compensation amounts will be payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of April 30, 2021.
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
Amended and Restated 2007 Stock Option Plan	8,508,251	$8.88	—
2020 Equity Incentive Plan(2)(3)	588,195	44.91	5,778,254
2020 Employee Stock Purchase Plan	—	—	1,589,492
Equity compensation plans not approved by security holders	—	—	—
Total	9,096,446	$9.22	7,367,746

(1)
Excludes RSU awards because they have no exercise price.

(2)
Consists of 507,395 shares of our common stock subject to RSU awards and options to purchase 80,800 shares of common stock.

(3)
Our 2020 Equity Incentive Plan includes provisions providing for an annual increase in the number of securities available for future issuance on March 1 of each year for a period of ten years commencing on March 1, 2021 and ending on (and including) March 1, 2030, in an amount equal to 4% of the total number of shares of common stock outstanding on the last day of February of the preceding fiscal year; provided, however that the Board of Directors may act prior to March 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock.

TRANSACTIONS WITH RELATED PERSONS
Registration Rights Agreement
We are party to a fifth amended and restated registration rights agreement (RRA) with certain holders of our capital stock, including all of our holders of more than 5% of our capital stock, entities affiliated with certain of our directors, and each of our executive officers and directors that hold shares of our capital stock. The RRA provides our stockholders certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The holders of up to approximately 6.1 million shares of our common stock will be entitled to rights with respect to the registration of their shares under the Securities Act under this agreement. For a description of these registration rights, see the section titled “Description of Capital Stock — Registration Rights.”
Transactions with Comcast Cable
In February 2009, we first entered into a services agreement with Comcast Cable Communications Management, LLC (Comcast Cable). Entities affiliated with Comcast Cable previously held more than 5% of our outstanding capital stock. Under our services agreement with Comcast Cable, which was most recently amended and renewed in June 2020, we earned $27.3 million in fiscal 2021. Our potential revenue for future periods will depend on the number of members we serve and our achievement of performance metrics under the agreement, but we expect Comcast Cable to remain a significant customer. In March 2020, Comcast Holdings Corporation cash exercised a warrant to purchase 160,000 shares of our common stock for $2.2 million.
See Notes 2 and 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2021.
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board of Directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation — Limitations of Liability and Indemnification Matters.
Policies and Procedures for Related Person Transactions
Our Board of Directors adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Accolade stockholders will be “householding” the Company’s proxy materials. A single set of Annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Accolade. Direct your written request to Accolade, Inc., Richard Eskew, Corporate Secretary, 1201 Third Avenue, Suite 1700, Seattle, WA 98101 or contact Richard Eskew at 206-926-8100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Richard Eskew
Secretary
June 25, 2021
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 28, 2021 is available without charge upon written request to: Corporate Secretary, Accolade, Inc., 1201 Third Avenue, Suite 1700, Seattle, WA 98101.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0 0 0 0 0 0 0 0 0 0000517785_1 R1.0.0.177 ACCOLADE, INC. 1201 THIRD AVENUE SUITE 1700 SEATTLE, WA 98101 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ACCD2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Jeffrey Jordan 1b. Cindy Kent The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 2. To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending February 28, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000517785_2 R1.0.0.177 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com Accolade, Inc. Annual Meeting of Stockholders July 22, 2021 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Rajeev Singh, Stephen Barnes and Richard Eskew, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Accolade, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on 7/22/2021, virtually at www.virtualshareholdermeeting.com/ACCD2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side